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                                                                   EXHIBIT 99.01
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 ONSALE AND EGGHEAD MERGER CREATES A LEADER IN ONLINE RETAILING OF TECHNOLOGY
                                   PRODUCTS

            -Integrated Web Site Ready For Holiday Shopping Season-

MENLO PARK, CA, November 22, 1999 - Onsale, Inc. and Egghead.com, Inc. today announced the completion of the merger between the companies. Egghead.com, the name of the combined companies, is headquartered in Menlo Park, California, with operations in Vancouver, Washington.

"With the approval of the Egghead stockholders last Friday, we are now executing on our integration plans," said Jerry Kaplan, Egghead.com's CEO. "The first major task was to bring our web sites together, to make sure that customers from both companies had an easy-to-use, robust shopping site where they could continue to use their existing accounts and passwords.

"I'm pleased to announce that as of this morning, we are ready and open for business for the holiday season. Our new unified web site brings together the best of Egghead.com and Onsale, with an expanded selection of new and surplus merchandise, great prices, improved product information, and a special `free shipping' promotion to kick things off.

"Teams from both companies worked through the weekend to make the integration happen at `Internet speed'. The next task is to integrate our advertising and promotional messages, which should be completed shortly. I expect that this exemplary teamwork, commitment, and fast execution will be the hallmark of our new company going forward."

Egghead.com will trade under the EGGS symbol on the Nasdaq stock exchange. On Monday, November 22nd, Egghead.com will trade under the ONSL symbol because of the time and logistics needed to change the symbol. On the following day, Egghead.com will be traded under the EGGSD symbol for ten trading days. After ten days, Egghead.com will be traded under the EGGS symbol.

Egghead.com shareholders receive 0.565 shares of Onsale common stock in exchange for each share of Egghead common stock. Egghead.com shareholders will be sent instructions on how to exchange Egghead stock certificates for Onsale stock certificates. Stock certificates currently held by Onsale shareholders will automatically represent stock ownership of the combined company.

The board of directors of Egghead.com are: George Orban, chairman, Egghead.com; Jerry Kaplan, chief executive officer, Egghead.com; C. Scott Gibson, principal, Gibson Enterprises; Robert T. Wall, president, On Point Developments; Karen White, senior vice president, Oracle;
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Alan S. Fisher, chief technical officer, Egghead.com; Peter L. Harris, president and chief executive officer, The Picture People; and Kenneth J. Orton, chief strategist, Cognitiative. An additional board member will be named at a later time.

About Egghead.com

Egghead.com (Nasdaq: EGGS) is a leading Internet retailer of new and surplus computer products, consumer electronics, sporting goods, and vacation packages. Through its auction site - Onsale.com - the company offers bargains on excess and closeout goods and services. Egghead.com combines broad selection, low prices, and excellent service to provide an outstanding online shopping experience for businesses and consumers. Egghead.com is located on the Internet at www.egghead.com.
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(C)1999 Egghead.com, Inc. All Rights Reserved.

Egghead.com and Onsale are registered trademarks of Egghead.com, Inc. All other companies and their brand names mentioned are trademarks or registered trademarks of their respective holders.

This press release contains "forward-looking" statements, including projections about our business, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. For example, statements in the future tense, and statements that we "expect", "plan", "estimate", "anticipate" or "believe", are forward-looking statements. These forward-looking statements are based on information available to us at the time of the release and we assume no obligation to update any such forward-looking statements. The statements in this release are not guarantees of future performance and actual results could differ materially from our current expectations as a result of numerous factors. These and other risks and uncertainties associated with our business are detailed in our registration statement on Form S-4 in connection with the Egghead merger, and in our most recent Form 10-K and Form 10-Q, which are on file with the SEC and available through www.sec.gov.